                                                                    Exhibit 99.2

                             JOINT FILER INFORMATION

Name:                              Draper Fisher Partners IV, LLC

Address:                           2882 Sand Hill Road, Suite 150
                                   Menlo Park, CA 94025

Relationship to Issuer:            Messrs. Draper, Fisher and Jurvetson are
                                   managing members of Draper Fisher
                                   Partners IV, LLC, a side-by-side fund of
                                   Draper Fisher Associates Fund IV, L.P.

Designated Filer:                  Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:          Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                         March 22, 2005

March 24, 2005                          Draper Fisher Partners IV, LLC
--------------
Date

                                        By: /s/ Timothy C. Draper
                                            ------------------------------------
                                            Timothy C. Draper
                                            Managing Member

                                        By: /s/ John H. N. Fisher
                                            ------------------------------------
                                            John H. N. Fisher
                                            Managing Member

                                        By: /s/ Stephen T. Jurvetson
                                            ------------------------------------
                                            Stephen T. Jurvetson
                                            Managing Member

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.